UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2005

Sara Lee Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three First National Plaza, Chicago, Illinois		60602-4260
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(312) 726-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2005, the Compensation and Employee Benefits Committee of the Board of Directors (the "Committee") of Sara Lee Corporation ("Sara Lee") granted to Brenda C. Barnes, Sara Lee's President and Chief Executive Officer, an option to purchase 250,000 shares of Sara Lee common stock at a price of $19.54 per share, which is the fair market value per share of Sara Lee common stock on the date of grant (the "Performance Option"). The Performance Option cannot be exercised until both the time vesting and performance vesting criteria, described below, have been fulfilled.

Under the performance vesting criteria, no portion of the Performance Option can be exercised unless and until the Fair Market Value (as defined below) of Sara Lee's common stock equals or exceeds $27.356 per share, which is 140% of the fair market value of Sara Lee's common stock on the date of grant. Once the performance vesting criteria has been fulfilled, the Performance Option will remain exercisable (subject to the time vesting criteria) even if the fair market value of Sara Lee's common stock subsequently declines. "Fair Market Value" means the average of the high and low trading prices of Sara Lee common stock for any 20 consecutive trading days after the grant date. The Committee has discretion to adjust the calculation of "Fair Market Value" under the performance vesting criteria, as it deems appropriate, in the event a stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin off or other distribution (other than normal cash dividends) of any or all of the assets of Sara Lee to stockholders, or any other similar change or event occurs after the grant date.

Under the time vesting criteria, the Performance Option will vest in three equal annual installments on each of August 25, 2006, 2007 and 2008, subject to Ms. Barnes' continued employment with Sara Lee. If the performance vesting criteria have been fulfilled, Ms. Barnes may exercise the Performance Option only to the extent the option has time vested as of the date of exercise.

Except as described above, the Performance Option also is subject to the standard terms and conditions applicable to awards granted under the Sara Lee Corporation 1998 Long-Term Stock Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sara Lee Corporation

August 29, 2005	By:	Roderick A. Palmore

Name: Roderick A. Palmore
Title: Executive Vice President, General Counsel and Secretary